Exhibit 1.1

$550,000,000

AVNET, INC.

5.650% Notes due 2031

UNDERWRITING AGREEMENT

August 19, 2026

BofA Securities, Inc.

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

As Representatives

of the several Underwriters

listed in Schedule C hereto

c/o BofA Securities, Inc.
One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

1.             Introduction. Avnet, Inc., a New York corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule C hereto (the “Underwriters”) $550,000,000 principal amount of its 5.650% Notes due 2031 (the “Securities”) registered under the registration statement referred to in Section 2(a). The Securities will be issued under an indenture between the Company and Computershare Trust Company, National Association, as successor trustee to Wells Fargo Bank, National Association (the “Trustee”), dated as of June 22, 2010 (such indenture as amended or supplemented the “Indenture”).

2.             Definitions. The following terms have the following meanings in this Underwriting Agreement (the “Agreement”):

(a)           “Registration Statement” means, as of any time, the Registration Statement on Form S-3 (No. 333-298324), as amended from time to time (including any post effective amendments thereto), relating to the Securities in the form then filed with the Securities and Exchange Commission (“Commission”), including any document incorporated by reference therein and any prospectus or prospectus supplement relating to the Securities deemed or retroactively deemed to be a part thereof that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “effective date” of the Registration Statement. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. References herein to “Rules” are to the specified rules under the Securities Act of 1933, as amended (the “Act”), unless otherwise specified.

(b)           “Statutory Prospectus” means, as of any time, the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any base prospectus or prospectus supplement relating to the Securities deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or 430C shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

(a)           “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

(b)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(c)           “General Use Issuer Free Writing Prospectus” means an Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, if any, as evidenced by its being specified on Schedule A hereto.

(d)           “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, if any, including but not limited to any such Issuer Free Writing Prospectus specified on Schedule B hereto.

(e)           “Applicable Time” means 2:00 p.m., New York City time, on the date of this Agreement.

(f)           “Significant Subsidiary” means any subsidiary of the Company that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g)           “affiliate” has the meaning set forth in Rule 405.

(h)           “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

3.             Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)           (i) At the original effectiveness of the Registration Statement, (ii) at the time the Company or any person acting on its behalf (within the meaning of Rule 163(c) solely for purposes of this clause) made any offer relating to the Securities in reliance on the exemption of Rule 163, (iii) at the date of this Agreement and (iv) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(b)           The Company is permitted to use Form S-3 under the Act and has filed the Registration Statement on such form not earlier than three years prior to the date of this Agreement, which has become effective, for the registration under the Act of specified securities of the Company, including the Securities; and no notice of objection of the Commission to the use of such registration statement pursuant to Rule 401(g)(2) has been received by the Company. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) and complies in all other material respects with such Rule and as of the applicable effective date of the Registration Statement, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) below.

(c)           The Registration Statement, the Statutory Prospectus, the Prospectus and the Indenture comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Exchange Act and the respective rules and regulations thereunder. The Indenture has been duly qualified under the Trust Indenture Act.

(d)           At the time of the filing of the Registration Statement, at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a “bona fide offer” (within the meaning of Rule 164(h)(2)) of the Securities and as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405); and in the preceding three years, neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any of its other subsidiaries has been convicted of a felony or misdemeanor or has been made the subject of a judicial or administrative decree or order, each as described in Rule 405, and the Company has not been the subject of a bankruptcy petition or insolvency or similar proceeding or had a registration statement be the subject of a proceeding under Section 8 of the Act in connection with an offering, as described in Rule 405.

(e)           (i) At the time of filing, the Statutory Prospectus did not contain, (ii) as of the Applicable Time and the Closing Date (as defined herein), neither (1) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time (together with the Statutory Prospectus, the “General Disclosure Package”), nor (2) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, nor (3) any “road show” as defined in Rule 433(h) under the Act (a “road show”) when considered together with the General Disclosure Package, contained or will contain and (iii) as of the date of the Prospectus, the date of any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement, any road show or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) below.

(f)            Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs a material event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (1) the Company has promptly notified or will promptly notify the Representatives and (2) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement, the Indenture and the Securities (collectively, the “Operative Documents”). The Company is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on (A) the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, or (B) on the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, the Operative Documents (each, a “Material Adverse Effect”).

(h)           Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus all of the issued and outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries and are owned free from liens, encumbrances and defects.

(i)            All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and are non-assessable and free of statutory and contractual preemptive rights.

(j)            No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except such as have been obtained and made under the Act and such as may be required under federal and state securities laws.

(k)           The execution, delivery and performance of this Agreement, the Indenture, the Officers’ Certificate (as defined herein) and the issuance and sale of the Securities and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule, regulation or order of any governmental agency or body or any court (domestic or foreign) having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (3) the charter or by-laws of the Company or any such subsidiary, except, in the case of clauses (1) and (2) above, for any breach, default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(l)            This Agreement has been duly authorized, executed and delivered by the Company.

(m)          The Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity. The Officers’ Certificate establishing the terms of the Securities, to be dated as of the Closing Date (the “Officers’ Certificate”), has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(n)           The Securities have been duly authorized by the Company and when executed and delivered by the Company and paid for in accordance with this Agreement and assuming due authentication and delivery by the Trustee, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity and will be entitled to the benefits of the Indenture.

(o)           Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(p)           The Company and its subsidiaries possess valid certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(q)           No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r)            The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names, patents, copyrights, applications for the foregoing and rights to inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), customer lists, licenses and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) the conduct of the business of the Company and its subsidiaries does not infringe any third party intellectual property rights, and the Company and its subsidiaries have not received any notice of infringement or conflict with asserted rights of others with respect to any of such intellectual property rights and (ii) to the Company’s knowledge, no third party is infringing on any intellectual property rights owned by the Company or its subsidiaries. The Company and its subsidiaries take commercially reasonable measures to maintain and protect their material intellectual property rights.

(s)           Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (1) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (2) owns or operates any real property contaminated with any substance that is subject to any environmental laws or (3) is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(t)            There are no contracts or other documents that are required under the Act to be (i) filed as exhibits to the Registration Statement that are not so filed, or (ii) described in the Registration Statement, General Disclosure Package and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)           Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Indenture or consummate the transactions contemplated hereby or thereby, or which are otherwise material in the context of the issuance and sale of the Securities; and to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

(v)           The financial statements, together with the respective schedules and notes thereto, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and the consolidated results of operations and cash flows for the periods shown; except as otherwise disclosed in the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and any schedules included in the Registration Statement present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(w)          KPMG LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(x)           PricewaterhouseCoopers, LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(y)           Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements incorporated by reference in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole; there has been no material change in the capital stock of the Company (other than as a result of (A) the exercise, if any, of stock options or the settlement of any restricted stock units (including any “net” or “cashless” exercises or settlements) or the award, if any, of stock options, restricted stock or restricted stock units, in all cases, pursuant to the Company’s equity incentive plans that are described in the General Disclosure Package and Prospectus and the forms of award agreements thereunder, (B) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights that are described in the General Disclosure Package and Prospectus or (C) the issuance, if any, of stock upon conversion or exchange of Company securities as described in the General Disclosure Package and Prospectus); and, except as disclosed in the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any material change in short-term debt or long-term debt of the Company or any of its subsidiaries since the date of the latest audited financial statements incorporated by reference in the General Disclosure Package and the Prospectus.

(z)           The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(aa)         The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(bb)        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounted principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) interactive data in XBRL incorporated by reference in the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers, as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)         Except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)        The Company has not taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, any stabilization that is not permitted by applicable law or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee)         To the extent applicable, the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or its U.S. subsidiaries, and the trust forming part of each such plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination letter or opinion letter from the Internal Revenue Service indicating that it satisfies the requirements to be so qualified; each of the Company and its U.S. subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each welfare plan established or maintained by the Company and/or its U.S. subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its U.S. subsidiaries has incurred or could reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA.

(ff)          To the knowledge of the Company, there is and has been no material failure which is continuing on the part of any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(gg)        The Company and its subsidiaries have, and, to the knowledge of the Company, each director, officer, agent, employee and other person associated with or acting on behalf of the Company or its subsidiaries has, complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, but not limited to, not making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption laws, each as amended, and the rules and regulations thereunder (collectively and together with the FCPA, the “Anti-Corruption Laws”); the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and the Company will not, directly or knowingly indirectly, use the proceeds of the sale of the Securities or lend, contribute, or otherwise make available such proceeds to any entity or person for the purpose of funding activities in violation of applicable Anti-Corruption Laws.

(hh)         The operations of the Company and its subsidiaries are and have been conducted at all relevant times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)           None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) which is (i) currently the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, HM Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) (a “Sanctioned Person”), (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, the Crimea Region, and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and, until July 1, 2025, Syria (each, a “Sanctioned Territory”), (iii) a Person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions related list of designated persons, or (iv) 50% or more owned by any Person or Persons on a Sanctions related list of designated persons. The Company will not, directly or knowingly indirectly, use the proceeds of the sale of the Securities or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise); since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory.

(jj)           The Company is not a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Foreign Person”). Neither the Company nor any of its subsidiaries engage, or have plans to engage, in a Covered Activity, as that term is defined in 31 C.F.R. § 850.221, and the Company does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity and from which the Company derives more than 50% of its revenue or net income individually, or as aggregated across such persons from each of which the Company derives at least US$50,000 (or equivalent) of its revenue or net income, on an annual basis, or for which the Company incurs more than 50% of its capital expenditure or operating expenses individually, or as aggregated across such persons for each of which the Company incurs at least US$50,000 (or equivalent) of its capital expenditure or operating expenses, on an annual basis.

(kk)         The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(ll)           The Company and each of its subsidiaries have filed all applicable income, franchise and other tax returns (or obtained extensions with respect to the filing of such returns) and have paid all taxes as currently due through the date hereof, except as may be being contested in good faith by appropriate proceedings and for which appropriate reserves have been established or except as disclosed in the General Disclosure Package and the Prospectus; and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any of its subsidiaries, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(mm)       Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(nn)        Except in the case of clauses (a) and (b), as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (a) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications and data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained or processed by or on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (b) neither the Company nor its subsidiaries have been notified of, and have no knowledge of, any event or condition that could reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data; (c) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with standards and practices of similarly situated companies in the Company’s industry, or as required by applicable regulatory standards; and (d) the Company and its subsidiaries are in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by an officer of the Company and delivered to the Representatives and counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless subsequently amended or supplemented subsequent thereto.

4.             Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.191% of the principal amount thereof, the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Schedule C attached hereto, plus any additional principal amount that such Underwriter may be obligated to purchase pursuant to the provisions of Section 9 hereof.

(b)           The Company will deliver the Securities to the Representatives for the accounts of the Underwriters, through the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives, at 9:30 a.m., New York City time, on August 24, 2026, or at such other time not later than five full business days thereafter as the Representatives and the Company determine (such time being herein referred to as the “Closing Date”).

(c)           A global certificate representing the Securities will be made available for inspection at the above office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the Closing Date.

5.            Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the General Disclosure Package and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

6.            Certain Agreements of the Company. The Company agrees with the several Underwriters, that:

(a)           The Company has filed or will file each Statutory Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C, as applicable. The Company has complied and will comply with Rule 433 with respect to the Securities, in all material respects.

(b)           The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b) and a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, and shall file the Prospectus in a form approved by the Representatives with the Commission pursuant to Rule 424 no later than the close of business on the second business day following the date of determination of the public offering price of the Securities, or if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C, as applicable. The Company will also file the Pricing Term Sheet as an Issuer Free Writing Prospectus to the extent required by Rule 433; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(c)           Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)           The Company will advise the Representatives promptly of any stop order proceedings pursuant to Section 8A under the Act in respect of a Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain, as soon as possible, its lifting.

(e)           If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(f)            As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement and satisfying the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder. For the purposes of the previous sentence, “Availability Date” means 60 days after the end of the Company’s fourth fiscal quarter of the fiscal year after the fiscal year during which such effective date occurs.

(g)           The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(h)           The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (1) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (2) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the General Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (3) the costs of reproducing and distributing each of the documents relating to the sale of the Securities; (4) the fees and expenses of the Company’s counsel and independent accountants; (5) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (6) any fees charged by rating agencies for rating the Securities; (7) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (8) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc.; (9) all expenses and application fees, if any, related to the listing of the Securities on any securities exchange; and (10) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(j)            The Company will furnish to the Representatives and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate; provided, however, that any such reports or other communications shall be deemed furnished to the Representatives and, if applicable, the other Underwriters, when publicly filed with the Commission. The Company will furnish to the Representatives and, upon request, to each of the other Underwriters for a period commencing on the date of this Agreement and ending on the Closing Date such other information as the Representatives may reasonably request regarding the Company or its subsidiaries.

(k)           The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(l)            The Company will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(m)          The Company will not, without the consent of the Representatives, offer or sell, or publicly announce its intention to offer or sell, (i) any equity or debt securities pursuant to a public offering or (ii) any equity or unsecured debt securities pursuant to a private placement which contemplates the purchasers of such equity or debt securities receiving customary registration rights, in each case during the period beginning on the date of this Agreement and ending on the Closing Date. The Company has not taken, and will not take, directly or indirectly, any action which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

7.            Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Representatives shall have received a letter, dated the date of this Agreement, of KPMG LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and schedules and the financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus, in each case, in form and substance satisfactory to the Representatives.

(b)           The Representatives shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and schedules and the financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus, in each case, in form and substance satisfactory to the Representatives.

(c)           The Prospectus and each Issuer Free Writing Prospectus shall have been filed with the Commission in accordance with the rules and regulations promulgated under the Act (in the case of an Issuer Free Writing Prospectus, only to the extent required by Rule 433) and Section 6(a) and Section 6(c) of this Agreement, as applicable, and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives. No stop order proceeding or notice pursuant to Section 8A of, or Rule 401(g)(2) under, the Act suspending the effectiveness of the Registration Statement or any part thereof or objecting to the use thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(d)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred (1) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (2) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (3) any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities; (4) any material suspension or material limitation of trading in securities generally on the Nasdaq Global Select Market, or any setting of minimum prices for trading on such exchange; (5) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (6) any banking moratorium declared by U.S. federal or New York authorities; or (7) any major disruption of settlements of securities or clearance services in the United States.

(e)           The Representatives shall have received an opinion or opinions, dated the Closing Date, of Covington & Burling LLP, counsel for the Company, to the following effect (subject to customary assumptions, exceptions and limitations):

(i)            The Company is a corporation validly existing and in good standing under the laws of the State of New York, and has the corporate power and authority to own and lease its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(ii)           The Company has duly authorized and executed the Securities, and when the Securities have been (a) duly authenticated and delivered by the Trustee in accordance with the Indenture and (b) issued and delivered by the Company against payment of the purchase price therefor in accordance with this Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii)          The Company has duly authorized, executed and delivered this Agreement;

(iv)          The Company has duly authorized and executed the Indenture; the Indenture is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been qualified under the Trust Indenture Act;

(v)           The Company has duly authorized and executed the Officers’ Certificate; and the Officers’ Certificate is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vi)          No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of America is required on the part of the Company for the issuance of the Securities or the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby in accordance with the terms thereof, except (i) those already obtained or made and (ii) those required under federal and state securities laws;

(vii)         The issuance of the Securities and the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof do not (i) violate any New York or federal statute, law, rule or regulation known to us to which the Company is subject, (ii) breach the provisions of the Company’s Restated Certificate of Incorporation or Bylaws or (iii) breach the provisions of, or cause a default under, any material agreement, instrument, judgment or order identified in an exhibit attached to the opinion;

(viii)        The Registration Statement is effective under the Act; the Preliminary Prospectus and the Prospectus have been filed in the manner and within the time period required by Rule 424(b) under the Act; and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(ix)           The Registration Statement, insofar as it relates to the offering of the Securities, as of the time the Registration Statement is deemed, pursuant to Rule 430B, to have become effective for purposes of liability of the Underwriters under Section 11 of the Act (the “430B Effective Time”), and the Prospectus, as of the date thereof (excluding (i) the documents incorporated or deemed incorporated in the Registration Statement or the Prospectus by reference, (ii) the financial statements, including the notes thereto, the financial schedules and other financial data included therein and (iii) the Statement of Eligibility on Form T-1 filed with the Commission on May 12, 2022 pursuant to Section 305(b)(2) of the Trust Indenture Act in connection with the Registration Statement (the “Form T-1”), as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

(x)            The Company is not, and upon the issuance and sale of the Securities as contemplated by the Prospectus, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xi)           The statements in the General Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Securities,” insofar as such statements constitute summaries of the documents referred to therein, are accurate in all material respects and fairly summarize such documents; and

(xii)          The information in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements describe specific provisions of the Code, or legal conclusions with respect thereto, are accurate in all material respects and fairly summarize such provisions or conclusions.

Such counsel shall also state that it has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and participated in discussions with representatives of the Underwriters and those of the Company, the Underwriters’ counsel and the Company’s accountants and that, on the basis of the information which was reviewed by such counsel in the course of the performance of the services rendered in connection with the issuance, offer and sale of the Securities, considered in the light of such counsel’s understanding of the applicable law and the experience such counsel has gained through its practice under the federal securities laws, such counsel confirms to the Underwriters that nothing which came to such counsel’s attention in the course of such review has caused such counsel to believe that: (a) the Registration Statement, at the 430B Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date or as of the date of such counsel’s opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to the financial statements, including the notes thereto, the financial schedules, and the other financial data included or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus or with respect to the Form T-1.

(e)           The Representatives shall have received an opinion, dated the Closing Date, of Michael R. McCoy, Esq., Senior Vice President, General Counsel and Chief Legal Officer for the Company, to the effect that:

(i)            The Company has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of New York, with the requisite corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(ii)           Each Significant Subsidiary is a company validly existing and in good standing under the laws of its respective jurisdiction of organization with the requisite corporate power and authority to own its respective properties and to conduct its respective business as described in the General Disclosure Package and the Prospectus, except where the failure to be validly existing, to be in good standing, and to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

(iii)          The Company is qualified to do business as a foreign corporation in the jurisdictions of Arizona and South Carolina (in rendering this opinion, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

(iv)          To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (1) its charter or by-laws, (2) any “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K) to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, (3) any federal or New York State law, regulation or rule, or (4) any decree, judgment or order applicable to the Company or any of its subsidiaries, except for, in the case of clauses (2) and (3) above, breaches and defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(v)           The execution and delivery of this Agreement, the Indenture and the Officers’ Certificate and the issuance of the Securities by the Company and the performance by the Company of its obligations thereunder and under the Indenture do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provision of (1) the charter or by-laws of the Company or (2) any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (3) any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except for, in the case of clauses (2) and (3) above, conflicts, breaches or defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(vi)          To the best of such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or any other Company filing incorporated by reference therein or to be summarized or described in the General Disclosure Package and the Prospectus which have not been so filed, summarized or described;

(vii)         To the best of counsel’s knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the General Disclosure Package and the Prospectus but are not so described; and

(viii)        The documents incorporated by reference in the General Disclosure Package and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (except as to the financial statements (and related notes thereto) and schedules and other financial data contained or incorporated by reference therein, and the Form T-1, as to which such counsel need express no opinion).

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, and members of such counsel’s staff have participated in conferences with representatives of the independent, registered public accounting firm of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus were discussed and, although such counsel has not independently verified, is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, on the basis of the foregoing, and except for the Form T-1, the financial statements (and related notes thereto) and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which such counsel need not express an opinion or belief, no facts have come to such counsel’s attention that led such counsel to believe that: (1) the Registration Statement, at the time it became effective (which, for such counsel’s opinion, shall have the meaning set forth in Rule 158(c)), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (3) the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           The Representatives shall have received a certificate, dated as of the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (1) the representations and warranties of the Company in this Agreement are true and correct; (2) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (3) no stop order proceedings pursuant to Section 8A under the Act suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission; and (4) subsequent to the dates of the most recent financial statements incorporated by reference in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Prospectus.

(h)           The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of Section 7(a), except that KPMG LLP’s procedures shall be brought down to a date no more than three days prior to the Closing Date for the purposes of this Section 7(h).

(i)            The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of Section 7(b), except that PricewaterhouseCoopers LLP’s procedures shall be brought down to a date no more than three days prior to the Closing Date for the purposes of this Section 7(i).

(j)            The Underwriters shall have received a certificate, dated the date of this Agreement signed by the Chief Financial Officer of the Company with respect to certain financial information contained or incorporated by reference in the General Disclosure Package.

(k)           The Underwriters shall have received a certificate, dated the Closing Date signed by the Chief Financial Officer of the Company with respect to certain financial information contained or incorporated by reference in the General Disclosure Package.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8.             Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in each Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, any road show, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) below.

(b)           Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in each Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, any road show, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information contained in the Prospectus that is set forth on Schedule D hereto.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 8(a) or 8(b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a) or 8(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 8(a) or 8(b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in actual or potential conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the reasonable fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or 8(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9.             Default of Underwriters. If any Underwriter or Underwriters default(s) in their obligations to purchase Securities hereunder on the Closing Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Registration Statement, the General Disclosure Package and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus that effects any such changes. If any Underwriter or Underwriters so default(s) and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.           Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 3 and all obligations under Section 6 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

11.           Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or transmitted and confirmed to the Representatives, c/o BofA Securities, Inc., 114 West 47th Street, New York, New York 10036, Facsimile: (212) 901-7881, Email: dg.hg_ua_notices@bofa.com, Attention: High Grade Debt Capital Markets Transaction Management/Legal, c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, NY 10017, Facsimile: (212) 834-6081, Attention: Investment Grade Syndicate Desk, or c/o MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Facsimile: (646) 434-3455. Notices to the Company will be mailed, delivered or transmitted and confirmed to it at Avnet, Inc., 2150 E Warner Road, Tempe, AZ 85284, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or transmitted and confirmed to such Underwriter.

12.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.           Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14.           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

15.           Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.           U.K. Bail-in Legislation: Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)           the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations; (iii) the cancellation of the UK Bail-in Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(c)           For the purpose of this subsection, (1) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); (2) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it to suspend any obligation in respect of that liability; and (3) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

18.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)           the Representatives have been retained solely to act as underwriters in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising on other matters;

(b)           the price of the securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

(e)           Any review by the Representative or any Underwriter of the Company of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company, as the case may be, or any other person.

19.           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

20.           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

21.           Waiver of Jury Trial. Each of the parties hereto waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

22.           Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Each of the parties hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours

AVNET, INC.

By:	/s/ Kenneth A. Jacobson
Name: Kenneth A. Jacobson
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

BOFA SECURITIES, INC.

By:	/s/ Cody Kiechle
Name: Cody Kiechle
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

For themselves and on behalf of the several Underwriters listed in Schedule C hereto.

SCHEDULE A

General Use Issuer Free Writing Prospectus

Pricing Term Sheet, dated August 19, 2026, relating to the Securities, as filed pursuant to Rule 433 under the Act.

AVNET, INC.

PRICING TERM SHEET

August 19, 2026

$550,000,000 5.650% Senior Notes due 2031

Issuer:	Avnet, Inc.

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally omitted]

Principal Amount:	$550,000,000

Trade Date:	August 19, 2026

Settlement Date**:	August 24, 2026 (T+3)

Maturity:	September 1, 2031

Coupon (Interest Rate):	5.650%

Yield to Maturity:	5.698%

Price to Public:	99.791% of the principal amount

Spread to Benchmark Treasury:	+132 basis points

Benchmark Treasury:	4.375% due July 31, 2031

Benchmark Treasury Price and Yield:	99-31+; 4.378%

Interest Payment Dates:	Semi-annually on September 1 and March 1 of each year, commencing on March 1, 2027

Make-Whole Call:	Make-whole call at any time prior to August 1, 2031 at the greater of (i) the sum of the present values of the remaining scheduled payments of principal and interest discounted at the treasury rate plus 20 basis points less interest accrued to, but excluding, the redemption date and (ii) 100% of the principal amount of the notes being redeemed, plus, in either case, accrued and unpaid interest to, but excluding, the redemption date.

Par Call:	At any time on or after August 1, 2031, we may redeem all or any part of the notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date.

2

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Day Count Convention:	30/360

CUSIP Number:	053807BA0

ISIN Number:	US053807BA01

Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC MUFG Securities Americas Inc.

Passive Bookrunners	BNP Paribas Securities Corp.
Scotia Capital (USA) Inc.
Truist Securities, Inc.
Commerz Markets LLC
KeyBanc Capital Markets Inc.
Santander US Capital Markets LLC
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Bayerische Landesbank Huntington Securities, Inc. KBC Securities USA LLC Oversea-Chinese Banking Corporation Limited Standard Chartered Bank

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**Note: It is expected that delivery of the notes will be made against payment therefor on or about August 24, 2026, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day before the delivery of the notes should consult their own advisors.

3

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, BofA Securities, Inc., J.P. Morgan Securities LLC, or MUFG Securities Americas Inc. can arrange to send you the prospectus if you request it by calling or e-mailing BofA Securities, Inc. at 1-800-294-1322 or dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC at 1-212-834-4533 (collect); or MUFG Securities Americas Inc. at 1-877-649-6848.

SCHEDULE B

Limited Use Issuer Free Writing Prospectus

None.

SCHEDULE C

Underwriter	Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$110,000,000
J.P. Morgan Securities LLC	$110,000,000
MUFG Securities Americas Inc.	$110,000,000
BNP Paribas Securities Corp.	$17,875,000
Scotia Capital (USA) Inc.	$17,875,000
Truist Securities, Inc.	$17,875,000
Commerz Markets LLC	$13,750,000
KeyBanc Capital Markets Inc.	$12,375,000
Santander US Capital Markets LLC	$12,375,000
SMBC Nikko Securities America, Inc.	$12,375,000
TD Securities (USA) LLC	$12,375,000
U.S. Bancorp Investments, Inc.	$12,375,000
Wells Fargo Securities, LLC	$12,375,000
Siebert Williams Shank & Co., LLC	$19,250,000
Academy Securities, Inc.	$17,875,000
Loop Capital Markets LLC	$12,375,000
Huntington Securities, Inc.	$9,625,000
Oversea-Chinese Banking Corporation Limited	$9,625,000
Standard Chartered Bank	$9,625,000
Total	$550,000,000

SCHEDULE D

Information provided by the Underwriters

1.	The concession and reallowance amounts appearing in the sixth paragraph of text under the caption “Underwriting (Conflicts of Interest)” on page S-21 of the Prospectus Supplement;

2.	The third sentence of the eighth paragraph under the caption “Underwriting (Conflicts of Interest)” on page S-21 of the Prospectus Supplement concerning market-making activities for the Securities;

3.	The tenth and eleventh paragraphs of text under the caption “Underwriting (Conflicts of Interest)” on page S-22 of the Prospectus Supplement, concerning stabilizing transactions; and

4.	The fourteenth paragraph of text under the caption “Underwriting (Conflicts of Interest)” on pages S-22 and S-23 of the Prospectus Supplement, concerning hedging transactions.